Exhibit 4

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of the date set forth below between eDiets.com, Inc., a Delaware corporation (the “Company”) and David R. Humble (the “Selling Stockholder”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement dated as of the date hereof by and between the Company and the Selling Stockholder (the “Purchase Agreement”).

R E C I T A L S

WHEREAS, subject to the terms and conditions of a purchase agreement dated as of the date hereof between the Company and Prides Capital Fund I., L.P. (“Prides”):

(a) the Company has sold and issued to Prides and Prides has purchased from the Company 1,683,168 shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”) and a warrant to purchase up to 1,009,901 shares of Common Stock, to Prides in a private placement (the “Initial Company Offering”); and

(b) the Company has agreed to sell and issue to Prides and Prides has agreed to purchase from the Company 297,030 shares of Common Stock and a warrant to purchase up to 178,218 shares of Common Stock, to Prides in a private placement (the “Subsequent Company Offering,” together with the Initial Company Offering, the “Company Offerings”);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement:

(a) the Selling Stockholder has sold and issued to Prides and Prides has purchased from the Selling Stockholder 2,712,864 shares of Common Stock to Prides in a private sale (the “Initial Stockholder Offering”); and

(b) the Selling Stockholder has agreed to sell and issue to Prides and Prides has agreed to purchase from the Selling Stockholder 4,287,136 shares of Common Stock (the “Subsequent Stockholder Shares”) to Prides in a private sale (the “Subsequent Stockholder Offering,” together with the Initial Stockholder Offering, the “Stockholder Offerings”; the Stockholder Offerings and the Company Offerings together, the “Offerings”); and

WHEREAS, the execution and delivery of this Agreement by the Company and the Selling Stockholder is a condition to the completion of the Offerings.

NOW, THEREFORE, the parties hereto agree as follows:

1. Registration Procedures and Expenses. The Company shall:

(a) provided that the Company has not obtained Shareholder Approval by the Second Closing Deadline (and such condition has not been waived under the Purchase Agreement by both parties thereto), and subject to receipt of necessary information from the Selling Stockholder or other holder or holders, as the case may be, from time to time, of the Registrable Securities (as defined below) (the “Holder” or “Holders”), prepare and file with the Securities and Exchange Commission (“SEC”), within fifteen (15) Business Days after the Second Closing Deadline (the “Required Filing Date”), a Registration Statement on Form S-3 (except if the Company is not then eligible to register on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) (the “Registration Statement”) to enable the resale by the Holder from time to time of the Subsequent Stockholder Shares (as well as shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Subsequent Stockholder Shares (together, the “Registrable Securities”);

(b) use its best efforts, subject to receipt of necessary information from each Holder, to cause the Registration Statement to become effective as soon as practicable, but in no event later than ninety (90) days after the Required Filing Date (the “Required Effective Date”). If the Registration Statement (x) has not been filed by the Required Filing Date, (y) has not been declared effective by the SEC on or before the Required Effective Date, or (z) is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within ten (10) business days (the “Required Cure Date”) by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective, the Company shall, on the Business Day immediately following the Required Filing Date, the Required Effective Date or the Required Cure Date, as the case may be, and each 30th day thereafter, make a payment to each Holder as partial compensation for such delay (the “Late Registration Payments”) equal to one percent (1%) of the aggregate price of the Registrable Securities, calculated based on a per share price of $5.05, not previously sold by the Holder or otherwise registered by the Company pursuant to Section 5 until the Registration Statement is filed or declared effective by the SEC, as the case may be; provided, however, that in no event shall the payments made pursuant to this paragraph (b), if any, exceed in the aggregate twelve percent (12%) of such aggregate price. Late Registration Payments will be prorated on a daily basis during each 30 day period and will be paid to the Holders by wire transfer or check within five Business Days after the earlier of (i) the end of each thirty day period following the Required Effective Date, Required Filing Date or Required Cure Date, as applicable or (ii) the effective date of the Registration Statement;

(c) use its best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement current and effective for a period ending on the earlier of (1) the second anniversary of the date the Registration Statement is declared effective or (2) such time as all Registrable Securities owned by such Holder have been sold pursuant to a registration statement or Rule 144 (“Rule 144”) under the Securities Act (the “Effectiveness Period”), and to notify each Holder promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC;

(d) furnish to any Holder such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder;

(e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Holder; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(f) bear all expenses (other than underwriting discounts and commissions, if any) in connection with the procedures in paragraph (a) through (e) of this Section 1 and the registration of the Registrable Securities pursuant to the Registration Statement;

(g) advise the Holders, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the

Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(h) with a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities to the public without registration, the Company covenants and agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Holder’s Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Holders’ Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to each Holder, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 that a Holder shall furnish to the Company a completed Questionnaire in the form attached hereto as Exhibit A.

The Company understands that the Holder disclaims being an underwriter, but acknowledges that a determination by the SEC that the Holder is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

2. Transfer of Registrable Securities After Registration; Suspension.

(a) The Holder agrees that it will not effect any Disposition of the Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act, as contemplated in the Registration Statement and as described below, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Holder or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders copies of any documents filed pursuant to Section 2(b)(i); and (iii) upon request, inform each Holder who so requests that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Holder to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holder pursuant to Section 2(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Holders (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holders will refrain from selling any Registrable Securities pursuant to the Registration Statement (a ”Suspension”) until the Holders are advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Holders. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Holders, the Holders shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c). The Holders covenant that from the date hereof they will maintain in confidence the receipt and content of any Suspension Notice provided in accordance with this paragraph (c) until such information (i) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (ii) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process) or as otherwise required by law; provided, however, that before making any disclosure in reliance on this Section, the Holders will give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its commercially reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished.

(d) Notwithstanding the foregoing paragraphs of this Section 2, the Company shall use its commercially reasonable efforts to ensure that (i) any Suspension shall not exceed thirty (30) days individually and Suspensions shall not exceed ninety (90) days in the aggregate, during any twelve month period and (iii) each Suspension shall be separated by a period of at least thirty (30) days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”). In the event that there occurs a Suspension (or part thereof) that does not constitute a Qualifying Suspension, the Company shall pay to each Holder, on the thirtieth (30th) day following the first day of such Suspension (or the first day of such part), and on each thirtieth (30th) day thereafter, an amount equal to 1% of the purchase price paid for the Registrable Securities purchased by the Holder and not previously sold by the Holder (prorated in each such case for partial thirty day periods); provided, however, that in no event shall the payments made pursuant to this paragraph (d), if any, exceed in the aggregate 5% of such purchase price.

(e) If a Suspension is not then in effect, the Holders may sell Registrable Securities under the Registration Statement, provided that they comply with any applicable prospectus delivery requirements. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to each Holder and to any other parties requiring such Prospectuses.

(f) In the event of a sale of Registrable Securities by a Holder, unless such requirement is waived by the Company in writing, the Holder must also deliver to the Company’s transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that the Registrable Securities may be properly transferred.

(g) The Company agrees that it shall, immediately prior to the Registration Statement being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the sale of the Registrable Securities, certificates representing such Registrable Securities without restrictive legend, provided the Registrable Securities are to be sold pursuant to the Prospectus contained in the Registration Statement and the transfer agent receives a Certificate of Subsequent Sale in the form attached hereto as Exhibit B. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the Holder, that no further opinion of counsel is required at the time of transfer in order to issue such Registrable Securities without restrictive legend.

The Company shall cause its transfer agent to issue a certificate without any restrictive legend to a purchaser of any Registrable Securities from the Holder, if (a) the sale of such Registrable Securities is registered under the Registration Statement (including registration pursuant to Rule 415 under the Securities Act) and a Holder has delivered a Certificate of Subsequent Sale to the Transfer Agent; (b) the Holder has provided the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Registrable Securities may be made without registration under the Securities Act; or (c) such Registrable Securities are sold in compliance with Rule 144 under the Securities Act. In addition, the Company shall, at the request of a Holder, remove the restrictive legend from any Registrable Securities held by the Holder following the expiration of the holding period required by Rule 144(k) under the Securities Act (or any successor rule).

3. Indemnification. For the purpose of this Section 3:

(a) the term “Selling Shareholder” shall mean each Holder and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 1; and

(c) the term “untrue statement” shall mean any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, not misleading.

(d) (i) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in the Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or any inaccuracy in representations made by such Selling Shareholder in the Holder Questionnaire or the failure of such Selling Shareholder to comply with its covenants and agreements contained in Section 2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(ii) Each Holder agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use in preparation of the Registration Statement, and the Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by a Holder from the sale of the Registrable Securities pursuant to the Registration Statement.

(iii) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv) If the indemnification provided for in this Section 3 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs 3(d)(i) or 3(d)(ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and a Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Holder shall not be required to contribute any amount in excess of the amount by which the gross amount received by the Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Holders’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint.

The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

4. Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available) to the Holder:

(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by an independent registered public accounting firm, and (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b) upon the reasonable request of the Holder, all exhibits excluded by the parenthetical to subsection (a)(ii) of this Section 4 as filed with the SEC and all other information that is made available to shareholders; and

(c) upon the reasonable request of the Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Holder, will meet with the Holder or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with the Holder conducting an investigation for the purpose of reducing or eliminating the Holder’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Holder until and unless the Holder shall have entered into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, with the Company with respect thereto.

5. Piggy-Back Registrations.

(a) If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 5. Upon the written request of any such Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition of the Registrable Securities to be so registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 5(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. The Company will pay all registration expenses in connection with each registration of Registrable Securities.

(b) If a registration pursuant to this Section 5 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the securities offered in such offering as contemplated by the Company (other than the Registrable Securities), then the Company will include in such registration (i) first, 100% of the securities the Company proposes to sell and (ii) second, to the extent of the number of Registrable Securities requested to be included in such registration pursuant to this Section 5 which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

6. Limits on Additional Issuances. Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock under the Company’s employee stock purchase plan or upon exercise of outstanding options and warrants and the offering contemplated hereby, the Company will not, for a period of six (6) months following the later to occur of either (i) the closing of the Humble Transaction or (ii) the Subsequent Closing Date, offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offerings. The foregoing shall not apply to securities issued in connection with any acquisition, including by way of merger, or purchase of stock or all or substantially all of the assets of any third party. Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock under the Company’s employee stock purchase plan or upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, and the offering contemplated hereby, the Company has not engaged in any such offering during the six (6) months prior to the date of this agreement. The foregoing provisions shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the Business Day received, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to:

eDiets.com, Inc.

3801 W. Hillsboro Boulevard

Deerfield Beach, FL 33442

Attention: General Counsel

Telephone: (954) 360-9022

with a copy to:

Leslie J. Croland, P.A.

Edwards Angell Palmer & Dodge, LLP

350 East Las Olas Boulevard, Suite 1150

Fort Lauderdale, FL 33301

Telephone: (954) 667-6129

(b) if to the Selling Stockholder, to:

David R. Humble

[address]

Telephone:

Fax:

with a copy to:

Friedman Kaplan Seiler & Adelman LLP

1633 Broadway

New York, New York 10019-6708

Attention: Gregg S. Lerner, Esq.

Telephone: (212) 833-1110

Facsimile: (212) 373-7910

Email: glerner@fklaw.com

8. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, the Selling Stockholder and a majority in interest of the Holders. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, permitted assigns and Permitted Transferees. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11. Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Remainder of Page Intentionally Left Blank.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of May 15, 2006	DAVID R. HUMBLE

	By:	/s/ David R. Humble

Dated as of May 15, 2006	EDIETS.COM, INC.

	By:	/s/ James A. Epstein
	Name:	James A. Epstein
	Title:	General Counsel

[REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]

Exhibit A

eDiets.com, Inc.

Selling Securityholder Questionnaire

The undersigned beneficial owner of shares of Common Stock (the “Registrable Securities”) of eDiets.com, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration and resale under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities. This Questionnaire is delivered pursuant to the terms of the Registration Rights Agreement, dated as of May 15, 2006 (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of each Control Person (which means a natural person that directly or indirectly has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a)	Type and Principal Amount of Registrable Securities beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. Claims against the Company:

Except as set forth below, to the actual knowledge of the officers and directors or persons performing similar functions for the undersigned, neither the undersigned nor any of its Affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has any claims against the Company, its directors, officers, agents and employees, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) relating to the Company’s sale of Registrable Securities to the undersigned.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein (other than changes in beneficial ownership of Common Stock after the effectiveness of the Registration Statement) that may occur subsequent to the date hereof at any time prior to the effectiveness of the Registration Statement or while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers hereto and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Leslie J. Croland, P.A.

Edwards Angell Palmer & Dodge LLP

350 E. Las Olas Boulevard

Suite 1150

Fort Lauderdale, FL 33301-4215

Fax No. (954) 727-2601

Exhibit B

eDiets.com, Inc.

CERTIFICATE OF SUBSEQUENT SALE

[Transfer Agent]

RE:	Sale of Securities of Common Stock of eDiets.com, Inc. (the “Company”) pursuant to the Company’s Prospectus dated , 2006 (the “Prospectus”)

Dear Sir/Madam:

The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption “Plan of Distribution” in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

Selling Shareholder (the beneficial owner):

Record Holder (e.g., if held in name of nominee):

Restricted Stock Certificate No.(s):

Number of Shares Sold:

Date of Sale:

In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

Dated:	Very truly yours,

By:

Print Name:

Title:

B-1